Exhibit 99.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance

October    , 2020

PINTEC TECHNOLOGY HOLDINGS LIMITED

WARRANT TO PURCHASE CLASS A ORDINARY SHARES

FOR VALUE RECEIVED (as set forth in Section 5(f) hereof), Pintec Technology Holdings Limited, an exempted company incorporated under the laws of Cayman Islands (the “Company”), hereby certifies that Otov Alfa Holdings Limited, a British Virgin Islands business company, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, certain class A ordinary shares of the Company, par value US$0.000125 per share (the “Exercise Shares”), at an exercise price of the minimum price permitted by the applicable laws (i.e. the par value per Exercise Share) (the “Exercise Price”). Each of the Company and the Holder is referred to herein individually as a “party” and collectively as the “parties.” The term “Warrant” as used herein shall include this Warrant and any warrant delivered as provided herein in substitution or exchange therefor. The Exercise Price, the Original Issue Price (as defined below), the number of Exercise Shares are subject to adjustment and change as provided herein. For the purpose of this Warrant, the term “Group Company” means each of the Company and any other Person (except individuals) Controlled by it; the term “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity; “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have correlative meanings.

1. Purchase of Exercise Shares.

(a) Number of Exercise Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant together with a duly executed copy of notice of exercise in substantially the form attached hereto as Exhibit A (the “Notice of Exercise”) at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), at any time and from time to time during the Exercise Period (as defined below), at the Exercise Price to purchase up to that number of Exercise Shares, calculated in accordance with the following formula: N = US dollar equivalent to RMB400,000,000 / Original Issue Price. “N” means the maximum number of Exercise Shares that the Holder is entitled to purchase upon surrender of this Warrant. Original Issue Price is defined in Section 1(b) below. The exchange rate of RMB to US Dollar applied hereto shall be a fixed rate of 6.73:1 for each exercise of the Warrant.

(b) Original Issue Price. The original issue price for each Exercise Share (the “Original Issue Price”) issuable pursuant to this Section 1 shall be equal to the amount calculated in accordance with the following formula: US$1.30, being the agreed price for per American depositary shares of the Company (the “ADS”) / the number of the Exercise Shares represented by each ADS. The Original Issue Price shall initially be US$0.1857.

2. Exercise Period. This Warrant shall be exercisable commencing from the date hereof until the end of the three (3) anniversaries following the date of this Warrant, or such later date as the Holder, on its own discretion, may decide in writing (the “Exercise Period”).

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by the surrender of the Warrant, together with a duly executed Notice of Exercise to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing). Upon any partial exercise of this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the Exercise Shares purchasable hereunder.

(b) Upon exercise of this Warrant, the person in whose name any certificate for the Exercise Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder of record of the Exercise Shares represented by such certificate. The payment to the Company of an amount equal to the aggregate Exercise Price for the number of Exercise Shares being purchased shall be made by the Holder to the Company within five (5) business days after such exercise or any other longer period agreed by the Company and the Holder.

(c) If the Holder exercises this Warrant, the Company at its expense shall cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate for the number of Exercise Shares to which such Holder shall be entitled.

4. Termination.

(a) This Warrant shall terminate upon the earliest of occurrence of the following (the “Expiration Date”): (i) the last day of Exercise Period, (ii) mutual written consent of the Company and the Holder, (iii) the sale or disposal of all or substantially all of the Company’s assets or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which the shareholders of the Company immediately after such merger or consolidation hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, provided that this Section 4 shall not apply to a merger, consolidation, or other transaction effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation.

(b) In the event that this Warrant is validly terminated in accordance with Section 4.1(a), each of the Parties shall be relieved of their duties and obligations arising under this Warrant after the date of such termination and such termination shall be without liability to any Party.

5. Covenants of the Company and Holder.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a share dividend) or other distribution, or of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the shares of the Company, or any sale or disposal of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s shares are to receive shares, securities or property of another corporation, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, or for a vote, as the case may be.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares issuable, directly or indirectly, upon conversion of the Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will have authorized and reserved, free from preemptive rights, sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant immediately prior to the exercise of the Warrant.

(c) No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof, the Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

6. Representations and Warranties of Holder.

(a) Organization. The Holder is duly organized, validly existing and in good standing under, and by virtue of, the laws of British Virgin Islands and has all requisite power and authority to perform its obligations hereunder and under any agreement contemplated hereunder to which it is a party.

(b) Corporate Power; Authorization. The Holder has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding agreement of the Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, liquidation, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The person executing this Warrant is a duly authorized officer or director of the Holder with all necessary legal power and authority to bind the Holder generally and with the specific legal authority to cause the Holder to execute and deliver this Warrant.

(c) No Public Sale or Distribution. Holder hereby represents and warrants that the Warrant and the Exercise Shares will be acquired not with a view towards, or for resale in connection with, the public sale or distribution thereof, in the manner that would violate the Securities Act.

(d) No General Solicitation. The Holder did not contact the Company as a result of any general solicitation or directed selling efforts (within the meaning of Regulation S promulgated under the Securities Act).

(e) Status of the Purchaser. The Holder is, and on each date on which it exercises the Warrant, will be (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and (ii) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

(f) Experienced Investor. The Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants and Exercise Shares. Such Holder is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(g) Offshore Transaction. The Holder has been advised and acknowledges that in issuing the Warrants and Exercise Shares to such Holder pursuant to this Warrant or other transaction documents, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. The Holder acknowledges that at the time of the origination of contact concerning this Warrant and the date of the execution and delivery of this Warrant, such Holder was outside of the United States.

(h) Reliance on Exemptions; Restricted Securities. The Holder understands that the Warrants and the Exercise Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Warrant and the Exercise Shares. The Holder acknowledges that the Warrant are, and the Exercise Shares when issued upon exercise of the Warrant will be, “restricted securities” that have not been registered under the Securities Act or any applicable state.

(i) No Public Market. The Holder understands that no public market now exists for the Warrant, and that the Company has made no assurances that a public market will ever exist for the Warrant.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a) Organization. Except as disclosed in the Company’s public disclosure documents (including but not limited to its registration statement, the prospectus, the annual report filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act, the “Public Disclosure Documents”), each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power, authority, permits, consent and approval to own its properties and assets and to carry on its business as now. conducted.

(b) Compliance with Laws, Other Instruments and Agreements. Except as disclosed in the Company’s Public Disclosure Documents, (i) none of the Group Companies is or has been in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in any material respect in respect of the conduct of its business through the Group Companies or the ownership of its equity interests in the Group Company, (ii)none of the Group Companies is or has been in, nor shall the conduct of its business as currently result in, violation, breach or default of any term of its constitutional documents of the respective Group Company, or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company, except for such breach, violation or default under clauses (ii) above that would not be reasonably expected to have a material adverse effect on the Group Companies taken as a whole.

(c) Corporate Power, Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to sell and issue the Warrant and Exercise Shares and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, liquidation, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The person executing this Warrant is a duly authorized officer or director of the Company with all necessary legal power and authority to bind the Company generally and with the specific legal authority to cause the Company to execute and deliver this Warrant.

(d) Validity of Securities. This Warrant, when issued, and, when exercised, the Exercise Shares, will each be validly authorized, issued and fully paid (solely with respect to the Exercise Shares). The issuance and delivery of the Warrant is not subject to any consent, approval, preemptive or any similar rights of the shareholders of the Company (which has not been duly secured or waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable securities laws; and when the Exercise Shares are issued upon conversion and in accordance with the terms hereof, such securities will be, at each such issuance, validly issued and outstanding, fully paid and free of any liens or encumbrances except for restrictions on transfer provided for herein.

(e) No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of, or default any provision of the current memorandum and articles of association of the Company or any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company.

(f) Governmental and other Consents. No consent, approval, order or authorization of, or registration or filing with, any governmental authority is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Exercise Shares, except such filings as shall have been made prior to and shall be effective on and as of the issuance date and such filings to be made when exercised. All corporate consents required in connection with issuance of the Warrant and Exercise Shares have either been obtained by the Company.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Exercise Shares, including (without limitation) the right to vote such Exercise Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and notwithstanding anything to the contrary hereof, such Holder shall not be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.

10. Transfer of Warrant.

(a) Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder to following person (the “Transferee”): (i) any one of its affiliates upon written notice to the Company, (ii) any other person other than its affiliates with the prior written consent of the Company. With regard to any transfer from the Holder to the Transferee, within a reasonable time after the Company’s receipt of a duly executed Assignment Form in the form attached hereto as Exhibit B, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment by the Holder of all transfer taxes and other governmental charges imposed on such transfer.

(b) Any transfer of this Warrant or the Exercise Shares issuable upon exercise hereof (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder. Notwithstanding anything to the contrary herein, if the Securities are sold, assigned, transferred or otherwise disposed of (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) in a public sale in accordance with Rule 144 under the Securities Act, none of the transfer restrictions in this Warrant shall apply.

(c) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Exercise Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the reasonable satisfaction of the Company in writing, substantially in the form of Exhibit A-1.

(d) Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER OR OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(e) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 10.

(f) Removal of Legend. The legend referring to federal and state securities laws identified in Section 10 (d) notated on any certificate evidencing the Exercise Shares and the share transfer instructions and record notations with respect to such Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities (to the extent the Securities are certificated), if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Securities may be made without registration, qualification or legend.

(g) No Transfers to Bad Actors; Notice of Bad Actor Status. Except in the case of a public sale pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act, the Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any Securities, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those Securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. As long as it remains a holder of the Warrant, the Holder will promptly notify the Company in writing if the Holder becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws thereunder.

12. Successors and Assigns. Unless as otherwise indicated herein, none of the Company or the Holder shall assign its rights or obligations hereunder without the prior written consent of the other party (or its successors or permitted assigns, as appropriate). The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

13. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14. Notices. All notices and other communications under this Warrant shall be in writing and shall be deemed effectively given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by fax (with written confirmation of transmission) or (iii) two (2) Business Days following the day sent by international overnight courier (with written confirmation of receipt), in each case at the addresses and facsimile numbers as follows (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:

Address: 9/F, Heng’an Building, Chaoyang District, Beijing (北京市朝阳区恒安大厦9层)

Tel: 010- 85643600

Attn: SHEN Yanling (沈岩岭)

If to Holder:

Address: 17/F, Zhuhai Tower, 1663 YinWan Road, Xiangzhou District,

Zhuhai, Guangdong

Tel: 0086 17787980851

Email: renliu@hmhipo.com

Attn: LI Xiaojia

15. Amendments and Waivers. The amendment or waiver of any term of this Warrant shall require the written consent of the Company and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 15 shall be binding upon each Holder, each future holder of such Warrant and the Company.

16. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Adjustment of Exercise Price, Original Issue Price and Number of Exercise Shares.

(a) If the Company shall, at any time or from time to time, (i) subdivide the outstanding shares of the Company, (ii) combine the outstanding shares of the Company into a smaller number of shares, (iii) pay a share dividend in respect of any of its outstanding share capital, or (iv) issue any shares of its share capital in a reclassification of outstanding shares of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the applicable Exercise Price and the Original Issue Price in effect at the time of the record date of the effective date of such subdivision, combination or reclassification, and the number and kind of shares issuable on such date shall be proportionately adjusted. Any such adjustment shall become effective immediately after the record date of the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its shares similar to or having an effect similar to any of the actions described in Section 18(a) (but not including any action described in such Sections) then, and in each such case, the applicable Exercise Price, the Original Issue Price and number of Exercise Shares shall be adjusted in such manner and at such time as the board of the Company in good faith determines would be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

EXHIBIT A

NOTICE OF EXERCISE

To: PINTEC TECHNOLOGY HOLDINGS LIMITED

Address:

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

                          Exercise Shares pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Exercise Shares in full, together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Exhibit A-1 of the Warrant are true and correct as of the date hereof.

The undersigned consents to the delivery of any notice to the undersigned given by the Company by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:	Otov Alfa Holdings Limited

COMPANY:	PINTEC TECHNOLOGY HOLDINGS LIMITED

SECURITIES:	THE WARRANT ISSUED ON [ ] (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities not on behalf of any U.S. person (as defined under Regulation S promulgated under the Securities Act) and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Investor is not a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered as a broker-dealer.

3. Investment Experience. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities. The Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment.

4. Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6. Status of Investor. The Investor (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and (ii) not a “U.S. person” within the meaning of Regulation S under the Securities Act..

7. Solicitation. The Investor was not identified or contacted through the marketing of the transactions contemplated by this Warrant. The Investor did not contact the Company as a result of any general solicitation or directed selling efforts (within the meaning of Regulation S promulgated under the Securities Act).

8. Offshore Transaction. The Investor has been advised and acknowledges that in issuing the Securities to the Investor pursuant to this Warrant, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. The Investor is acquiring the Securities in an offshore transaction executed in reliance upon the exemption from registration provided by Regulation S under the Securities Act. The Investor acknowledges that at the time of the exercise of the Warrant, the Investor was outside of the United States.

9. Reliance on Exemptions; Restricted Securities. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with this Investment Representation Statement in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investors acknowledges that the Securities are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Investor further acknowledges that, absent an effective registration under the Securities Act, the Securities may only be offered, sold or otherwise transferred (i) to the Company, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

10. INo Public Market. The Holder understands and acknowledges that no public market now exists for the Warrant issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s Warrant.]’

11. No “Bad Actor” Disqualification. Neither (i) the Investor nor (ii) any of its directors, executive officers, other officers that may serve as a director or officer of the Company is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.

’To include if the exhibit is for transfer of Warrant.

(signature page follows)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	Otov Alfa Holdings Limited
(Please Print)

Address:	Tricor Services (BVI) Limited 2/F, Palm Grove House, P.O. Box 3340 Road Town, Tortola, (Please Print)

Number of Exercise Shares:
(Please Print)
Dated:

Assignee agrees to take and hold the Warrant and any shares to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

Assignee represents and warrants that all representations and warranties set forth in Exhibit A-1 of the Warrant are true and correct as to Assignee as of the date hereof.

Assignor
[Name of Assignor]

Signature:
Name:
Title:
Address:

Assignee’s

[Name of Assignee]

Signature:

Name:

Title:

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.